SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2003

Lifeline Systems, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	0-13617	04-2537528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Lawrence Street, Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 988-1000

Not applicable.

(Former name or former address, if changed since last report)

Item 5.	Other Events

On October 14, 2003, the Company announced that its Board of Directors has approved a two-for-one stock split of the outstanding shares of the Company’s common stock to be effected in the form of a 100% common stock dividend, subject to shareholder approval to increase authorized shares. The Company’s press release announcing this stock split is filed as Exhibit 99.1 hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2003	LIFELINE SYSTEMS, INC.

	By:	/s/ Mark G. Beucler

Mark G. Beucler
Vice President Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 14, 2003 announcing the approval by the Company’s Board of Directors of a two-for-one stock split to be effected in the form of a 100% stock dividend, subject to shareholder approval to increase authorized shares.